Exhibit 21

Subsidiaries of the Registrant
(as of March 19, 2026)

Subsidiary Name	State or Country of Incorporation or Formation
Cincinnati Bell Wireless, LLC	Ohio
Cincinnati Bell Funding LLC	Delaware
Cincinnati Bell Telephone Company LLC	Ohio
Cincinnati Bell Extended Territories LLC	Ohio
Hawaiian Telcom Federal LLC	Delaware
Hawaiian Telcom, Inc.	Hawaii
Hawaiian Telcom Services Company, Inc.	Delaware
Agile IWG Holdings, LLC	Delaware
Agile Network Builders LLC	Delaware
Agile Connect, LLC	Delaware
Agile Towers, LLC	Delaware
Agile Airband Ohio, LLC	Delaware
Agile Networks Indiana, LLC	Delaware
Agile Networks Site Development, LLC	Delaware
Digital Access Ohio LLC	Delaware
Agile TT Holdings LLC	Delaware
Ohio TT Coshocton Project LLC	Ohio
Ohio TT Coshocton Tower LLC	Ohio
Ohio TT Connect Coshocton LLC	Ohio
Ohio TT Perry County Project LLC	Ohio
Ohio TT Perry County Tower LLC	Ohio
Ohio TT Connect Perry County LLC	Ohio
Ohio TT Ashtabula Project LLC	Ohio
Ohio TT Ashtabula Tower LLC	Ohio
Ohio TT Connect Ashtabula LLC	Ohio
altafiber Procurement Company LLC	Delaware
altafiber Extended Territories California LLC	Delaware